L:\secfiles\11-k\hac-95\exhib23.doc1


                                                                      EXHIBIT 23


CONSENT OF INDEPENDENT AUDITORS

GENERAL MOTORS CORPORATION:

We hereby consent to the incorporation by reference in Registration Statement No.33-32322 on Form S-8 of our report dated May 17, 1996 appearing in this Annual Report on Form 11-K of the Hughes Salaried Employees' Thrift and Savings Plan, the Hughes California Hourly Employees' Thrift and Savings Plan, the Hughes Tucson Bargaining Employees' Thrift and Savings Plan, and the Hughes Thrift and Savings Plan for the year ended November 30, 1995.


/s/DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP



Los Angeles, California
May 23, 1996









































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